Exhibit 99.1

Omega Protein Announces Second Quarter 2016 Financial Results

HOUSTON, TX – August 3, 2016 – Omega Protein Corporation (NYSE:OME), a nutritional product company and a leading integrated provider of specialty oils and specialty protein products, today reported financial results for the second quarter and six months ended June 30, 2016.

Second Quarter 2016 Highlights

●	Revenues: $112.7 million, compared to $93.2 million in the same period a year ago
●	Gross profit margin: 29.6%, compared to 27.7% in the same period a year ago
●	Net income: $5.7 million, or $14.1 million on an adjusted basis, compared to $8.8 million, or $9.6 million, on an adjusted basis, in the same period a year ago
●	Earnings per diluted share: $0.25, or $0.62 on an adjusted basis, compared to $0.40, or $0.43 on an adjusted basis, in the same period a year ago
●	Adjusted EBITDA: $28.6 million, compared to $21.6 million in the same period a year ago

“Our second quarter consolidated financial results reflect the continued strength in our animal nutrition segment,” commented Bret Scholtes, Omega Protein’s President and Chief Executive Officer. “We are pleased with our season-to-date fish catch and higher fish oil yields. At the same time, we are intently focused on the improvement of our human nutrition segment as we build a stronger foundation through our strategic initiatives and regain operating momentum for sustainable growth. Going forward, we will continue to leverage our competitive advantages to drive growth in revenues and further improve operational efficiencies across both our animal and human nutrition segments.”

Second Quarter 2016 Results

The Company's revenues increased 21% from $93.2 million in the same period last year to $112.7 million. This increase was due to an increase in animal nutrition revenues of $24.7 million, partially offset by a $5.3 million decrease in human nutrition revenues. The increase in animal nutrition revenues was primarily due to increased sales volumes of 47% and 101% for the Company’s fish meal and fish oil, respectively, partially offset by decreased sales prices of 9% and 20% for the Company’s fish meal and fish oil, respectively. The decrease in fish oil sales prices is a reflection of prevailing market conditions and prices when underlying sales contracts were executed, as well as a change in the product mix of higher priced refined and lower priced crude oils. The decrease in human nutrition revenues was primarily due to lower sales of specialty oils, partially offset by increased sales of protein products. The composition of revenues by nutritional product line for the second quarter of 2016 was 38% fish meal, 33% fish oil, 28% dietary supplements and 1% fish solubles and other.

Second quarter of 2016 revenues increased 33% from $84.8 million in the first quarter of 2016 to $112.7 million. This increase was due to a $31.4 million increase in animal nutrition revenues, partially offset by a decrease of $3.6 million in human nutrition revenues. The increase in animal nutrition revenues was due to increased fish meal and fish oil sales volumes of 28% and 181% respectively, partially offset by decreased fish meal and fish oil sales prices of 2% and 12%, respectively. The decrease in human nutrition revenues was primarily due to decreased sales of specialty oils, partially offset by increased sales of protein products.

The Company reported gross profit of $33.4 million, or 29.6% as a percentage of revenues, for the second quarter of 2016, versus $25.8 million, or 27.7% as a percentage of revenues, in the second quarter of 2015. The increase in gross profit as a percentage of revenues was due to an improvement in the animal nutrition segment, partially offset by a decrease in the human nutrition segment. Animal nutrition gross profit as a percentage of revenues increased from 36.7% to 37.4%, due primarily to higher fish catch and production in 2015 compared to 2014, which led to a decrease in the cost per unit of sales in the 2016 period. Human nutrition gross profit as a percentage of revenues decreased from 13.7% to 9.2% due primarily to decreased gross profit as a percentage of revenues for specialty oils.

Compared to the first quarter of 2016, second quarter gross profit increased from $24.8 million, or 29.3% as a percentage of revenues, to $33.4 million, or 29.6% as a percentage of revenues. The increase in gross profit as a percentage of revenues was due to an increase in the proportion of revenues attributable to the animal nutrition segment. Animal nutrition gross profit as a percentage of revenues decreased from 40.7% to 37.4% due to a higher cost per unit of sales for 2016 production. Human nutrition gross profit as a percentage of revenues decreased from 12.6% to 9.2% primarily as a result of lower gross profit as a percentage of revenues for protein products and specialty oils, due in part to a $0.6 million protein product inventory write-down.

Selling, general and administrative expense, including research and development expense (“SG&A”), for the second quarter increased to $11.8 million compared to $10.8 million in the second quarter of 2015 and $9.6 million in the first quarter of 2016. The increases were primarily due to professional fees for services as a result of the Company’s proxy contest, as well as labor and other expenses.

The Company recorded goodwill impairment expenses in the second quarter of 2016 of $11.6 million related to the Wisconsin Specialty Protein business in the human nutrition segment. There were no impairment charges recognized in the second quarter of 2015.

Plant closure expenses were $1.0 million in the second quarter of 2016 compared to $0.6 million in the second quarter of 2015. The second quarter of 2016 expense is primarily due to the Company’s decision to focus its omega-3 oils manufacturing operations on non-concentrated oils and dispose of its oil concentration facility.

Gain on foreign currency related to Bioriginal Food & Science (“Bioriginal”) was $0.1 million for the second quarter of 2016 compared to a $0.1 million gain in the second quarter of 2015 and a $1.4 million loss in the first quarter of 2016.

Net income for the second quarter of 2016 was $5.7 million ($0.25 per diluted share) compared to $8.8 million ($0.40 per diluted share) in the same period last year and $8.4 million ($0.37 per diluted share) in the first quarter of 2016. Excluding adjustments for certain items, adjusted net income for the second quarter of 2016 would have been $14.1 million ($0.62 per diluted share), compared to $9.6 million ($0.43 per diluted share) in the same period last year and $9.1 million ($0.40 per diluted share) for the first quarter of 2016.

Adjusted EBITDA totaled $28.6 million for the second quarter of 2016, compared to $21.6 million for the same period last year and $20.4 million for the first quarter of 2016.

Six Month 2016 Results

Revenues in the first six months of 2016 increased 20% to $197.5 million compared to $164.8 million for the six months ended June 30, 2015. The increase in revenues was due to a $38.1 million increase in animal nutrition revenues partially offset by a $5.4 million decrease in human nutrition revenues. The increase in animal nutrition revenues was primarily due to increased sales volumes of 41% and 102% for the Company's fish meal and fish oil, respectively, partially offset by decreased sales prices of 7% and 20% for the Company's fish meal and fish oil, respectively. The decrease in fish oil sales prices is mainly a reflection of prevailing market conditions and prices when underlying sales contracts were executed, as well as a change in the product mix of higher priced refined and lower priced crude oils. The decrease in human nutrition revenues was primarily due to a decrease in sales of specialty oils and other nutraceutical ingredients, partially offset by an increase in sales of protein products.

The Company recorded gross profit of $58.2 million, or 29.5% as a percentage of revenues, for the first six months of 2016, versus gross profit of $40.6 million, or 24.7% as a percentage of revenues, for the first six months of 2015. The increase in gross profit as a percentage of revenues was due to an improvement in the animal nutrition segment from 33.5% to 38.7%, and an increase in the proportion of revenues attributable to the animal nutrition segment, partially offset by a reduction in human nutrition gross profit as a percentage of revenues from 13.0% to 11.0%.

Net income for the six months ended June 30, 2016 was $14.0 million ($0.62 per diluted share) compared to $10.5 million ($0.47 per diluted share) for the same period last year. Excluding adjustments for certain items, net income for the six months ended June 30, 2016 would have been $23.2 million ($1.03 per diluted share) compared to $12.2 million ($0.55 per diluted share).

Adjusted EBITDA totaled $49.1 million for six months ended June 30, 2016, an increase from $32.0 million for the same period last year.

Balance Sheet

Total debt decreased $18.1 million from $24.1 million on December 31, 2015 to $6.0 million on June 30, 2016. Stockholders' equity increased $18.5 million to $313.7 million as of June 30, 2016 compared to $295.2 million as of December 31, 2015.

Conference Call Information

Omega Protein will host a conference call on its second quarter and six month financial results at 8:30 a.m., Eastern Time, on Thursday, August 4, 2016. The Company’s senior management team will be available to discuss recent financial results and current business trends as well as respond to questions.

Please dial (877) 407-3982 domestically or (201) 493-6780 internationally to join the call. Interested parties may also listen to the webcast live over the Internet at www.omegaprotein.com.

A webcast replay of the conference call and the prepared remarks will be available beginning shortly after the conclusion of the call at www.omegaprotein.com and will be available for 30 days. A telephonic playback will be available from 11:30 a.m. ET, August 4, 2016, through August 18, 2016. Participants can dial (877) 870-5176 in North America, and international listeners may dial (858) 384-5517. The password is 13640505.

About Omega Protein Corporation

Omega Protein Corporation (NYSE: OME) is a century old nutritional product company that develops, produces and delivers healthy products throughout the world to improve the nutritional integrity of foods, dietary supplements and animal feeds. Omega Protein's mission is to help people lead healthier lives with better nutrition through sustainably sourced ingredients such as highly-refined specialty oils, specialty protein products and nutraceuticals.

The Company operates eight manufacturing facilities located in the United States, Canada and Europe. The Company also operates more than 30 vessels to harvest menhaden, a fish abundantly found in the Atlantic Ocean and Gulf of Mexico.

For More Information

Visit Omega Protein at www.omegaprotein.com, follow us on Twitter at https://twitter.com/omegaprotein, or find us on LinkedIn at https://www.linkedin.com/company/omega-protein-inc.

Forward Looking Statements

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS: The statements contained in this press release that are not historical facts are forward-looking statements that involve a number of risks and uncertainties. Forward-looking information may be based on projections, predictions and estimates. Some statements in this press release may be forward-looking and use words like “may,” “may not,” “believes,” “do not believe,” “expects,” “do not expect,” “anticipates,” “do not anticipate,” “see,” “do not see,” “should,” or other similar expressions. The actual results of future events described in any of these forward-looking statements could differ materially from those stated in the forward-looking statements. Important factors that could cause actual results to be materially different from those forward-looking statements include, among others: (1) the Company’s ability to meet its raw material requirements through its annual menhaden harvest, which is subject to fluctuations due to natural conditions over which the Company has no control, such as varying fish population, fish oil yields, adverse weather conditions, natural and other disasters and disease; (2) the impact of laws and regulations that may be enacted that may restrict the Company’s operations or the sale of the Company’s products or increase the cost of compliance; (3) the impact of worldwide supply and demand relationships on prices for the Company’s products; (4) the Company’s expectations regarding demand and pricing for its products proving to be incorrect, and the effect of forward sales of products on the Company’s financial results; (5) fluctuations in the Company’s quarterly operating results due to the seasonality of the Company’s business, estimates of standard cost for inventory and subsequent adjustments to such costs, and the Company’s deferral of inventory sales based on worldwide prices for competing products; (6) the Company’s ability to realize the anticipated benefits from its acquisitions in the human nutrition business, and specifically, to integrate successfully its acquisitions in the human nutrition segment; (7) the Company’s expectations regarding Bioriginal, its future prospects and the dietary supplement market or the human health and wellness segment generally, proving to be incorrect; (8) increase in the price and shortage of key raw materials that could adversely affect Bioriginal’s businesses; (9) the cost of compliance or potential restrictions on sales caused by laws and regulations regarding fish meal or oil importation into foreign jurisdictions; (10) the resolution of the U.S. Attorney’s criminal investigation with respect to the Company’s waste water discharge practices and the resulting impact on the Company’s 2013 plea agreement and terms of probation and the Company’s business, reputation, results of operation and financial condition; (11) the impact of the Company’s decision to exit the concentrated oils manufacturing business and dispose of its oil concentration facility on the Company’s business, financial conditions and results of operations, including the amount of losses that may be incurred in connection herewith; and (12) the ability of the Company to purchase shares of its common stock under the share repurchase program due to changes in stock price or other conditions. Other factors are described in further detail in the Company’s filings with the Securities and Exchange Commission, including its reports on Form 10-K, Form 10-Q and Form 8-K. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking information whether as a result of new information, future events or otherwise.

Contact:
Investor Relations
(713) 623-0060
hq@omegahouston.com

OMEGA PROTEIN CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value amounts)

	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$6,404	$661
Receivables, net	55,215	40,489
Inventories	106,989	119,994
Deferred tax asset, net	2,496	3,422
Prepaid expenses and other current assets	6,096	4,496
Total current assets	177,200	169,062
Property, plant and equipment, net	179,862	176,089
Goodwill	26,597	38,127
Other intangible assets, net	19,162	20,107
Other assets, net	5,665	3,818
Total assets	$408,486	$407,203

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current maturities of long-term debt	$1,807	$1,214
Accounts payable	10,786	15,876
Accrued liabilities	41,752	33,254
Total current liabilities	54,345	50,344
Long-term debt, net of current maturities	4,201	22,882
Deferred tax liability, net	26,109	27,844
Pension liabilities, net	5,845	6,048
Other long-term liabilities	4,316	4,915
Total liabilities	94,816	112,033

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 10,000,000 authorized shares; none issued	—	—
Common Stock, $0.01 par value; 80,000,000 authorized shares; 22,463,801 and 22,371,179 shares issued and 22,297,073 and 22,221,027 shares outstanding at June 30, 2016 and December 31, 2015, respectively	221	220
Capital in excess of par value	152,814	151,250
Retained earnings	173,286	159,243
Treasury stock, at cost – 166,728 and 150,152 shares at June 30, 2016 and December 31, 2015, respectively	(2,863)	(2,505)
Accumulated other comprehensive loss	(9,788)	(13,038)
Total stockholders’ equity	313,670	295,170
Total liabilities and stockholders’ equity	$408,486	$407,203

OMEGA PROTEIN CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenues	$112,650	$93,176	$197,493	$164,799
Cost of sales	79,252	67,345	139,276	124,173
Gross profit	33,398	25,831	58,217	40,626

Selling, general, and administrative expense	11,106	9,997	20,039	19,413
Research and development expense	713	770	1,349	1,544
Impairment of goodwill and other intangible assets	11,614	—	11,614	—
Loss related to plant closure	1,023	649	1,665	1,287
(Gain) loss on disposal of assets	(31)	27	(66)	334
Operating income	8,973	14,388	23,616	18,048
Interest expense	(134)	(465)	(279)	(823)
Gain (loss) on foreign currency	73	83	(1,358)	(462)
Other income (expense), net	116	(94)	37	(204)
Income before income taxes	9,028	13,912	22,016	16,559

Provision for income taxes	3,365	5,108	7,973	6,086
Net income	5,663	8,804	14,043	10,473

Other comprehensive income (loss):
Foreign currency translation adjustment net of tax (expense) benefit of ($194), ($180), ($584) and $706, respectively	360	334	1,085	(1,311)
Energy swap adjustment, net of tax expense of $863, $354, $927 and $319, respectively	1,603	657	1,721	593
Pension benefits adjustment, net of tax expense of $120, $105, $239 and $210, respectively	222	195	444	390
Comprehensive income	$7,848	$9,990	$17,293	$10,145

Basic earnings per share	$0.25	$0.41	$0.63	$0.48

Weighted average common shares outstanding	21,885	21,111	21,873	21,059

Diluted earnings per share	$0.25	$0.40	$0.62	$0.47

Weighted average common shares and potential common share equivalents outstanding	22,180	21,573	22,174	21,522

OMEGA PROTEIN CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net income	$14,043	$10,473
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,599	11,911
Loss related to plant closures	1,986	—
Loss (gain) on disposal of assets	(66)	334
Impairment of goodwill and other intangible assets	11,614	—
Provisions for losses on receivables	29	24
Share based compensation	1,071	999
Deferred income taxes	(1,747)	(16)
Unrealized loss on foreign currency fluctuations, net	1,358	462
Changes in assets and liabilities:
Receivables	(14,930)	(20,710)
Inventories	13,091	(4,625)
Prepaid expenses and other current assets	(1,596)	(2,154)
Other assets	(2,117)	(732)
Accounts payable	(5,271)	(8,536)
Accrued liabilities	11,989	7,326
Pension liability, net	241	(263)
Other long term liabilities	(390)	1,245
Net cash provided by (used in) operating activities	41,904	(4,262)
Cash flows from investing activities:
Capital expenditures	(18,272)	(21,030)
Proceeds from disposition of assets	85	36
Net cash used in investing activities	(18,187)	(20,994)
Cash flows from financing activities:
Principal payments of long-term debt	(24,500)	(3,793)
Proceeds from long-term debt	6,392	27,827
Treasury stock repurchase	(358)	(158)
Proceeds from equity compensation transactions	283	846
Excess tax benefit of equity compensation transactions	211	151
Net cash (used in) provided by financing activities	(17,972)	24,873
Net increase (decrease) in cash and cash equivalents	5,745	(383)
Translation effect on cash	(2)	—
Cash and cash equivalents at beginning of year	661	1,430
Cash and cash equivalents at end of period	$6,404	$1,047

The tables below present information about reported segments for the three months ended June 30, 2016 and 2015 (in thousands):

2016	Animal Nutrition	Human Nutrition	Unallocated	Total
Revenue (1)	$81,602	$31,048	$—	$112,650
Cost of sales	51,074	28,178	—	79,252
Gross profit	30,528	2,870	—	33,398
Selling, general and administrative expenses (including research and development)	662	4,473	6,684	11,819
Impairment of goodwill and other intangible assets	—	11,614	—	11,614
(Gain) loss related to plant closures	(350)	1,373	—	1,023
Other (gains) and losses	(31)	—	—	(31)
Operating income	$30,247	$(14,590)	$(6,684)	$8,973
Depreciation and amortization	$4,740	$1,453	$190	$6,383
Identifiable assets	$256,755	$140,937	$10,794	$408,486
Capital expenditures	$7,442	$429	$697	$8,568

2015	Animal Nutrition	Human Nutrition	Unallocated	Total
Revenue (2)	$56,871	$36,305	$—	$93,176
Cost of sales	36,007	31,338	—	67,345
Gross profit	20,864	4,967	—	25,831
Selling, general and administrative expense (including research and development)	536	5,087	5,144	10,767
Loss related to plant closure	649	—	—	649
Other (gains) and losses	27	—	—	27
Operating income	$19,652	$(120)	$(5,144)	$14,388
Depreciation and amortization	$4,376	$1,528	$129	$6,033
Identifiable assets	$243,720	$168,570	$1,874	$414,164
Capital expenditures	$8,376	$1,382	$712	$10,470

(1) Excludes revenue from internal customers of $0.4 million for fish oil that was transferred from the animal nutrition segment to the human nutrition segment at cost.

(2) Excludes revenue from internal customers of $0.6 million for fish oil that was transferred from the animal nutrition segment to the human nutrition segment at cost.

The tables below present information about reported segments for the six months ended June 30, 2016 and 2015 (in thousands):

2016	Animal Nutrition	Human Nutrition	Unallocated	Total
Revenue (3)	$131,797	$65,696	$—	$197,493
Cost of sales	80,823	58,453	—	139,276
Gross profit	50,974	7,243	—	58,217
Selling, general and administrative expenses (including research and development)	1,148	8,609	11,631	21,388
Impairment of goodwill and other intangible assets	—	11,614	—	11,614
(Gain) loss related to plant closures	(313)	1,978	—	1,665
Other (gains) and losses	(66)	—	—	(66)
Operating income	$50,205	$(14,958)	$(11,631)	$23,616
Depreciation and amortization	$9,410	$2,807	$382	$12,599
Identifiable assets	$256,755	$140,937	$10,794	$408,486
Capital expenditures	$15,904	$1,504	$864	$18,272

2015	Animal Nutrition	Human Nutrition	Unallocated	Total
Revenue (4)	$93,700	$71,099	$—	$164,799
Cost of sales	62,290	61,883	—	124,173
Gross profit	31,410	9,216	—	40,626
Selling, general and administrative expense (including research and development)	1,093	10,116	9,748	20,957
Loss related to plant closure	1,287	—	—	1,287
Other (gains) and losses	334	—	—	334
Operating income (loss)	$28,696	$(900)	$(9,748)	$18,048
Depreciation and amortization	$8,649	$3,027	$235	$11,911
Identifiable assets	$243,720	$168,570	$1,874	$414,164
Capital expenditures	$17,489	$2,333	$1,208	$21,030

(3) Excludes revenue from internal customers of $0.5 million for fish oil that was transferred from the animal nutrition segment to the human nutrition segment at cost.

(4) Excludes revenue from internal customers of $1.0 million for fish oil that was transferred from the animal nutrition segment to the human nutrition segment at cost.

Adjusted EBITDA to Net Income Reconciliation

The following table (in thousands) provides a reconciliation of Adjusted EBITDA, a non-GAAP (Generally Accepted Accounting Principles) financial measure, to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, for the three months ended June 30, 2016, March 31, 2016 and June 30, 2015 and the six months ended June 30, 2016 and 2015:

	Three Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015
Net Income	$5,663	$8,380	$8,804
Reconciling items:
Interest expense	75	86	434
Income tax provision	3,365	4,608	5,108
Depreciation and amortization (1)	6,383	6,216	6,033
Impairment of goodwill and other intangible assets (2)	11,614	—	—
Loss related to plant closure (1)	1,023	642	649
Acquisition post-closing consideration (2)	556	546	577
(Gain) loss on disposal of assets (1)	(31)	(35)	27
Adjusted EBITDA	$28,648	$20,443	$21,632

	Six Months Ended
	June 30, 2016	June 30, 2015
Net Income	$14,043	$10,473
Reconciling items:
Interest expense	161	766
Income tax provision	7,973	6,086
Depreciation and amortization (1)	12,599	11,911
Impairment of goodwill and other intangible assets (2)	11,614	—
Loss related to plant closure (1)	1,665	1,287
Acquisition post-closing consideration (2)	1,102	1,151
(Gain) loss on disposal of assets (1)	(66)	334
Adjusted EBITDA	$49,091	$32,008

(1) See segment disclosures for allocation among segments.

(2) Relates to human nutrition segment.

Adjusted EBITDA represents net income before interest expense, income tax, depreciation and amortization, impairment of goodwill and other intangible assets, loss related to plant closures, acquisition post-closing consideration and (gain) loss on disposal of assets. The Company has reported Adjusted EBITDA because it believes Adjusted EBITDA is a measure commonly reported and widely used by investors as an indicator of a Company's operating performance. The Company believes Adjusted EBITDA assists such investors in comparing a company's performance on a consistent basis. Adjusted EBITDA is not a calculation based on GAAP and should not be considered an alternative to net income in measuring our performance or used as an exclusive measure of cash flow because it does not consider the impact of working capital changes, capital expenditures, debt principal reductions and other sources and uses of cash which are disclosed in our consolidated statements of cash flows. Investors should carefully consider the specific items included in our computation of Adjusted EBITDA. While Adjusted EBITDA has been disclosed herein to permit a more complete comparative analysis of our operating performance relative to other companies, investors should be cautioned that Adjusted EBITDA as reported by us may not be comparable in all instances to Adjusted EBITDA as reported by us or by other companies. Adjusted EBITDA amounts may not be fully available for management's discretionary use, due to certain requirements to conserve funds for capital expenditures, debt service and other commitments, and therefore management relies primarily on our GAAP results. Adjusted EBITDA is not intended to represent net income as defined by GAAP and such information should not be considered as an alternative to net income, cash flow from operations or any other measure of performance prescribed by GAAP in the United States.

Adjusted Net Income and Diluted Earnings Per Share to Net Income Reconciliation

The following table (in thousands, except per share amounts) provides a reconciliation of Adjusted Net Income and Diluted Earnings Per Share, non-GAAP (Generally Accepted Accounting Principles) financial measures, to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, for the three months ended June 30, 2016, March 31, 2016 and June 30, 2015 and the six months ended June 30, 2016 and 2015:

	Three Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015
Net Income	$5,663	$8,380	$8,804
Reconciling items:
Income tax provision prior to adjustments	3,365	4,608	5,108
Impairment of goodwill and other intangible assets	11,614	—	—
Loss related to plant closure	1,023	642	649
Acquisition post-closing consideration	556	546	577
(Gain) loss on disposal of assets	(31)	(35)	27
Adjusted income before income taxes	22,190	14,141	15,165
Provision for income taxes after adjustments	8,138	5,020	5,568
Adjusted net income	$14,052	$9,121	$9,597
Adjusted diluted earnings per share	$0.62	$0.40	$0.43

	Six Months Ended
	June 30, 2016	June 30, 2015
Net Income	$14,043	$10,473
Reconciling items:
Income tax provision prior to adjustments	7,973	6,086
Impairment of goodwill and other intangible assets	11,614	—
Loss related to plant closure	1,665	1,287
Acquisition post-closing consideration	1,102	1,151
(Gain) loss on disposal of assets	(66)	334
Adjusted income before income taxes	36,331	19,331
Provision for income taxes after adjustments	13,158	7,107
Adjusted net income	$23,173	$12,224
Adjusted diluted earnings per share	$1.03	$0.55

Adjusted net income and Adjusted diluted earnings per share represent net income and diluted earnings per share without impairment of goodwill and other intangible assets, loss related to plant closures, acquisition post-closing consideration and (gain) loss on disposal of assets and taxes associated with these items. The Company has reported Adjusted net income and Adjusted diluted earnings per share because it believes these measures are widely used by investors as an indicator of a Company’s operating performance. The Company believes Adjusted net income and Adjusted diluted earnings per share assist investors in comparing a company's performance on a consistent basis. Adjusted net income and Adjusted diluted earnings per share are not calculations based on GAAP and should not be considered alternatives to net income or diluted earnings per share in measuring our performance. Investors should carefully consider the specific items included in our computation of Adjusted net income and Adjusted diluted earnings per share. While Adjusted net income and Adjusted diluted earnings per share have been disclosed herein to permit a more complete comparative analysis of our operating performance across time periods and relative to other companies, investors should be cautioned that these measures as reported by us may not be comparable in all instances to Adjusted net income and Adjusted diluted earnings per share as reported by us or by other companies. Adjusted net income and Adjusted diluted earnings per share are not intended to represent net income or diluted earnings per share as defined by GAAP and such information should not be considered as an alternative to net income, diluted earnings per share or any other measure of performance prescribed by GAAP in the United States.

Human Nutrition Segment Financial Information Reconciliation

The following table (in thousands) provides a breakdown of the total Human Nutrition Segment revenue, cost of sales and gross profit among concentrated menhaden oil products and tolling, dairy protein products and other products for the three and six months ended June 30, 2016.

Three Months Ended	Total Human Nutrition Segment	Concentrated Menhaden Oil Products and Tolling		Segment Less Concentrated Menhaden Oil Products and Tolling	Dairy Protein Products		Other Products from Human Nutrition Segment
Revenue	$31,048	$439		$30,609	$5,216		$25,393
Cost of sales	28,178	829		27,349	5,503		21,846
Gross profit (loss)	$2,870	$(390)		$3,260	$(287)		$3,547
Gross profit margin	9.2%	(88.8%	)	10.7%	(5.5%	)	14.0%

Six Months Ended	Total Human Nutrition Segment	Concentrated Menhaden Oil Products and Tolling		Segment Less Concentrated Menhaden Oil Products and Tolling	Dairy Protein Products	Other Products from Human Nutrition Segment
Revenue	$65,696	$1,292		$64,404	$9,593	$54,811
Cost of sales	58,453	2,578		55,875	9,430	46,445
Gross profit (loss)	$7,243	$(1,286)		$8,529	$163	$8,366
Gross profit margin	11.0%	(99.5%	)	13.2%	1.7%	15.3%

The Company has provided a breakdown of total Human Nutrition Segment revenue, cost of sales and gross profit among concentrated menhaden oil products, dairy protein products and other human nutrition products because it believes such a breakdown will provide investors with additional useful detail on the performance of the Human Nutrition Segment.